UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 27, 2011

JONES LANG LASALLE INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-13145	36-4150422
(State or other jurisdiction of incorporation or organization	(Commission File Number)	(I.R.S. Employer Identification Number)

200 East Randolph Drive Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 782-5800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 24, 201, Jones Lang LaSalle Incorporated (the “Company”), Jones Lang LaSalle Finance B.V., as borrower and a subsidiary of the Company, and certain of the Company’s other subsidiaries, as guarantors, entered into the First Amendment (the “Amendment”) to the Multicurrency Credit Agreement (the “Agreement”) with the lenders party thereto, and Bank of Montreal, as Administrative Agent and BMO Capital Markets and Banc of America Securities, LLC as co-lead arrangers.

The Amendment, among other things:

(i)	resets pricing with initial pricing set at LIBOR + 1.625% (approximately 1.875% all-in);

(ii)	terminates the $195 million term loan and increases the $900 million revolving loan to $1.1 billion with an accordion feature allowing for an additional increase to the revolving loan by up to $400 million;

(iii)	extends the maturity to June 24, 2016 and

(iv)	permits the add-back to Adjusted EBITDA and Adjusted EBIT of certain integration and retention costs associated with King Sturge and other acquisitions.

Capitalized terms not otherwise defined in this Form 8-K have the meanings provided in the Agreement or Amendment.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

The following Exhibits are included with this Report:

99.1	First Amendment to Multicurrency Credit Agreement dated as of June 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2011	JONES LANG LASALLE INCORPORATED

	By:	/s/ Joseph J. Romenesko
	Name:	Joseph J. Romenesko
	Its:	Executive Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	First Amendment to Multicurrency Credit Agreement dated as of June 24, 2011

4